Report of Independent Accountants


To the Trustees and Shareholders of One Group Investment Trust

In our opinion, the accompanying statements of assets and liabilities, including the schedules of portfolio investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the Mid Cap Growth Portfolio, Mid Cap Value Portfolio, Diversified Mid Cap Portfolio, Large Cap
Growth Portfolio, Diversified Equity Portfolio, Equity
Index Portfolio, Balanced Portfolio, Bond Portfolio, and Government Bond Portfolio (separate portfolios constituting the One Group Investment Trust, hereafter referred to as the "Trust") at December 31, 2001, the results of each of their operations for the year then ended and the changes in their net assets for each of the two years in the period then ended and the financial highlights for each of the periods presented
(other than those financial highlights that have been audited by other independent accountants) in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Trust's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
 An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 2001 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.
The financial statements of the Mid Cap Value Portfolio, the Diversified Mid Cap Portfolio, the Diversified Equity Portfolio, and the Bond Portfolio for all periods ended on or before December 31, 1998 were audited by other independent accountants whose report dated February 12, 1999 expressed an unqualified opinion on those statements and financial highlights.


PricewaterhouseCoopers LLP
Chicago, IL
February 13, 2002
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